UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2015

HCi Viocare
Exact name of registrant as specified in its charter

Nevada	000-53089	30-0428006
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Centrum Office, 38 Queen Street, Glasgow	G1 3DX
(Address of principal executive offices)	(Zip Code)

(0808) 178 4373
Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5          CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On September 1, 2015, the Board of Directors of the Company approved a consulting agreement with Sergios Katsaros and appointed Mr. Katsaros Vice President of HCi Viocare.

Under the terms of the consulting agreement, Mr. Katsaros will work directly with the Company’s President and CEO in order to create and implement the Company’s strategic plan and assist in securing additional financing to meet the needs of the Company’s business plan and corporate objectives.  The initial term of the contract is six months and Mr. Katsaros will receive compensation of EUR$2,000 per month.

Mr. Katsaros received a MEng Honours in Electrical and Electronic Engineering from the University of Bristol in 1998 and a MBA in International Business from the University of Bristol in association with École nationale des ponts et chausses (ENPC), France, in 2000. Mr. Katsaros has worked for various large international conglomerates including Deutsche Börse AG, Mercedes – Benz Hellas, Alpha Private Bank and ASC Energy. Mr. Katsaros has held various key positions in these business entities including the position of Key Account Manager. Over the recent years Mr. Katsaros has worked in the financial sector as a private banker handling relationship management and sales and also as an asset manager in cooperation with various Swiss entities. Mr. Katsaros also has significant experience having served as a team leader in the energy sector in the areas of business development and oil arbitrage.

The Company believes that Mr. Katsaros will be a valuable addition to the team as we continue to develop our business strategy, strengthen our position in the global market and increase corporate visibility.
Mr. Katsaros is not an officer or director of any other reporting issuers.

Mr. Katsaros does not currently hold other positions with the Company. There is no arrangement or understanding other than as disclosed herein pursuant to which Mr. Katsaros was appointed Officer in the position of Vice President of the Company.
He does not have a family relationship with any other executive officers or directors of the Company or persons nominated or chosen by the Company to become directors or executive officers. There is no material plan, contract or arrangement (whether or not written) to which Mr. Katsaros is a party or in which he participates that is entered into or material amendment in connection with the Company’s appointment of Sergios Katsaros, or any grant or award to him or modification thereto, under any such plan, contract or arrangement in connection with the Company’s appointment of Mr. Katsaros as Officer in the position of Vice President of the Company. Furthermore, the Company is not aware of any transaction requiring disclosure under Item 404(a) of Regulation S-K.

A copy of the consulting agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K.

SECTION 9.             FINANCIAL STATEMENTS AND EXHIBITS

9.01 Financial Statements and Exhibits

 (d) Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K:

Exhibit No.	Description
10.1	Consulting agreement between HCi Viocare and Sergios Katsaros, dated September 1, 2015	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HCi Viocare

Dated: September 9, 2015	By:	/s/ Sotirios Leontaritis
	Name:	Sotirios Leontaritis
	Title:	President, Treasurer, CEO and Director